EXHIBIT 21

SUBSIDIARIES

As of January 1, 2016
NAME	JURISDICTION OF INCORPORATION	NAME UNDER WHICH THE SUBSIDIARY OPERATES (IF DIFFERENT FORM LEGAL NAME)

Sysorex USA	California	None
Sysorex Government Services, Inc.	Virginia	None
Sysorex Canada Corp.	Canada	None
Sysorex Arabia LLC	Saudi Arabia	None

During the year ended December 31, 2015

NAME	JURISDICTION OF INCORPORATION	NAME UNDER WHICH THE SUBSIDIARY OPERATES (IF DIFFERENT FORM LEGAL NAME)

Lilien Systems	California	None
Sysorex Federal, Inc.	Delaware	None
Sysorex Government Services, Inc.	Virginia	None
AirPatrol Corporation	Nevada	None
AirPatrol Research Corp.	Canada	None
Sysorex Arabia LLC	Saudi Arabia	None